Exhibit 99.1 Sealed Air Corporation 2415 Cascade Pointe Blvd. Charlotte, NC 28208

For release: December 13, 2018

Sealed Air Announces Reinvent SEE Strategy

Reinvent SEE strategy to drive profitable growth and earnings power
●	Driving growth with leading brands and packaging innovations for Fresh Food and e-Commerce
●	Increasing operating leverage target above 40% per year beginning in 2019
●	Embedding SEE Operational Excellence across entire company

New restructuring program to transform SEE into highly efficient company
●	Total annualized savings expected to be $215 to $235 million by end of 2021
●	Costs of program estimated to be $190 to $220 million, with less than three-year payback

CHARLOTTE, N.C., December 13, 2018 - Sealed Air Corporation (NYSE: SEE) today announced its Reinvent SEE strategy to drive profitable growth and earnings power. SEE Operational Excellence will focus on the following key areas: speed to market for new innovations, SG&A productivity, product cost efficiency, channel optimization and customer service enhancements.
"Over the last several months, we conducted a thorough assessment of our entire organization and the market opportunities available across the global packaging industry. This assessment confirmed that we are well positioned to continue delivering organic growth above our core markets. It also reinforced the need to grow market share and move into adjacent markets with greater speed and efficiency, as we accelerate returns on our highly differentiated innovations. Through our Reinvent SEE strategy, we will transform Sealed Air into a company that delivers world-class operating leverage performance," said Ted Doheny, President and CEO of Sealed Air.
"By improving how we innovate, buy, make, and solve, we will address our customers’ most critical packaging challenges, lead the industry with sustainable solutions and make every customer a reference. We will create long-term value for our shareholders through consistent, profitable growth and increased earnings power."
Reinvent SEE
The strategy focuses on four key initiatives:
Speed to Market on Innovations: Invest in technology and resources focusing on new and existing high-growth markets. This will double Sealed Air’s innovation rate over the next five years.
SG&A Productivity: Simplify structure to create a more nimble and efficient organization.
Product Cost Efficiency: Expand SEE Operational Excellence across entire company by upgrading end-to-end processes: innovate, buy, make and solve. Drive continuous improvement in manufacturing and across Sealed Air’s global network in areas such as procurement, conversion cost productivity, materials yield and network efficiency.
Channel Optimization and Customer Service Enhancements: Leverage Sealed Air’s extensive distribution network to drive market share in existing and adjacent markets. The Company will continue to invest in digital systems and processes to improve cycle time and responsiveness.

Restructuring Program
New Three-Year Restructuring Program
The Board of Directors of Sealed Air has approved a new three-year restructuring program (“New Program”) to drive total annualized savings by the end of 2021 in the range of $215 to $235 million. The total cash cost of the New Program is estimated to be in the range of $190 to $220 million, which will be incurred primarily in 2019 and 2020. The restructuring program costs include: headcount related costs in the range of $110 to $125 million; other associated costs in the range of $70 to $85 million; and capital expenditures of approximately $10 million.
Existing Restructuring Program
Sealed Air’s existing restructuring program, largely related to the elimination of stranded costs, is expected to be completed in 2019. The Company continues to expect restructuring savings and cash restructuring payments associated with this existing program to be approximately $25 million and $35 million, respectively.
Total Restructuring Programs
From 2019 to 2021, total annualized savings from restructuring is estimated to be in the range of $240 to $260 million. Total cash restructuring payments and costs associated with the restructuring programs are expected to be in the range of $225 to $255 million over the same period.
In 2019, Sealed Air expects total annualized savings to be in the range of $60 to $80 million, which includes $25 million from the existing program, and total cash restructuring payments and costs to be in the range of $115 to $135 million, which includes $35 million from the existing program. Savings in 2019 are expected to be partially offset by currency headwinds and inflationary costs.
About Sealed Air
Sealed Air Corporation is a knowledge-based company focused on packaging solutions that help our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions and Bubble Wrap® brand cushioning, enable a safer and less wasteful food supply chain and protect valuable goods shipped around the world. Sealed Air generated $4.5 billion in sales in 2017 and has approximately 15,000 employees who serve customers in 122 countries. To learn more, visit www.sealedair.com.
Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.
The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, pandemics, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our 2017 Annual Report on Form 10-K), regulatory actions and legal matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.